LIBERTY OILFIELD SERVICES INC.
LONG TERM INCENTIVE PLAN
RESTRICTED STOCK UNIT GRANT NOTICE
[Date]
Pursuant to the terms and conditions of the Liberty Oilfield Services Inc. Long Term Incentive Plan, as amended from time to time (the “Plan”), Liberty Oilfield Services Inc. (the “Company”) hereby grants to the individual listed below (“you” or the “Participant”) the number of Restricted Stock Units (the “RSUs”) set forth below. This award of RSUs (this “Award”) is subject to the terms and conditions set forth herein and in the Terms and Conditions of Restricted Stock Units attached hereto as Exhibit A (the “Terms and Conditions”) and the Plan, each of which is incorporated herein by reference. Capitalized terms used but not defined herein shall have the meanings set forth in the Plan.

Participant:
Date of Grant:
Total Number of Restricted Stock Units:
Vesting Commencement Date:
Vesting Schedule:
Subject to the Terms and Conditions, the Plan and the other terms and conditions set forth herein, the RSUs shall vest and become exercisable according to the following schedule:_______________________, so long as you remain continuously employed by, or you continuously provide services to, the Company or an Affiliate, as applicable, from the Date of Grant through each such vesting date. Notwithstanding anything in the preceding sentence to the contrary, the RSUs granted hereunder shall immediately become fully vested as set forth in Section 2(b) of the Terms and Conditions.

Unless you otherwise notify the Company within 10 business days of the date first set forth above that you do not accept this grant of RSUs, in exchange for such grant you agree to be bound by the terms and conditions of the Plan, the Terms and Conditions and this Restricted Stock Unit Grant Notice (this “Grant Notice”). Unless you otherwise timely notify the Company pursuant to the prior sentence, you hereby acknowledge that you have reviewed the Terms and Conditions, the Plan and this Grant Notice in their entirety and fully understand all provisions of the Terms and Conditions, the Plan and this Grant Notice. In exchange for this grant of RSUs, you agree to accept as binding, conclusive and final all decisions or interpretations of the Committee regarding any questions or determinations that arise under the Terms and Conditions, the Plan or this Grant Notice.

LIBERTY OILFIELD SERVICES INC.

    By:
    Name:
    Title:

EXHIBIT A
TERMS AND CONDITIONS OF RESTRICTED STOCK UNITS
These Terms and Conditions of Restricted Stock Units (together with the Grant Notice to which these Terms and Conditions are attached, collectively, the “Grant”) is made as of the Date of Grant set forth in the Grant Notice. Capitalized terms used but not specifically defined herein shall have the meanings specified in the Plan or the Grant Notice.
1.Award.  In consideration of the Participant’s past and/or continued employment with, or service to, the Company or its Affiliates and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, effective as of the Date of Grant set forth in the Grant Notice (the “Date of Grant”), the Company hereby grants to the Participant the number of RSUs set forth in the Grant Notice on the terms and conditions set forth herein and those in the Grant Notice and the Plan, which is incorporated herein by reference as a part of this Grant. In the event of any inconsistency between the Plan and this Grant, the terms of the Plan shall control. To the extent vested, each RSU represents the right to receive one share of Stock, subject to the terms and conditions set forth herein and those in the Grant Notice and the Plan. Unless and until the RSUs have become vested in the manner set forth in the Grant Notice, the Participant will have no right to receive any Stock or other payments in respect of the RSUs. Prior to settlement of this Award, the RSUs and this Award represent an unsecured obligation of the Company, payable only from the general assets of the Company.
2.Vesting of RSUs.
(a)Except as otherwise set forth in Section 2(b), the RSUs shall vest in accordance with the vesting schedule set forth in the Grant Notice.  Unless and until the RSUs have vested in accordance with such vesting schedule, the Participant will have no right to receive any dividends or other distribution with respect to the RSUs. In the event of the termination of the Participant’s employment or other service relationship prior to the vesting of all of the RSUs (but after giving effect to any accelerated vesting pursuant to this Section 2), any unvested RSUs (and all rights arising from such RSUs and from being a holder thereof) will terminate automatically without any further action by the Company and will be forfeited without further notice and at no cost to the Company.
(b)Notwithstanding anything set forth herein, in the Grant Notice or the Plan to the contrary, the RSUs shall immediately become fully vested upon the termination of the Participant’s employment or other service relationship with the Company or an Affiliate due to the Participant’s “Disability” (as defined below) or death. For purposes of this Grant, “Disability” means disability” (or a term of like import) as defined under the Participant’s employment, consulting and/or severance agreement with the Company or an Affiliate or, in the absence of such an agreement or definition, shall mean the Participant’s inability to perform the Participant’s duties, after accounting for reasonable accommodation, due to a mental or physical impairment that continues (or can reasonably be expected to continue) for (i) 90 consecutive days or (ii) 180 days out of any 365-day period, which, in either case, shall only be deemed to occur following the written determination by the Company of any such occurrence of Disability.

3.Dividend Equivalents. In the event that the Company declares and pays a dividend in respect of its outstanding shares of Stock and, on the record date for such dividend, the Participant holds RSUs granted pursuant to this Grant that have not been settled, the Company shall record the amount of such dividend in a bookkeeping account and pay to the Participant an amount in cash equal to the cash dividends the Participant would have received if the Participant was the holder of record, as of such record date, of a number of shares of Stock equal to the number of RSUs held by the Participant that have not been settled as of such record date, such payment to be made on or within 60 days following the date on which such RSUs vest in accordance with Section 2. For purposes of clarity, if the RSUs (or any portion thereof) are forfeited by the Participant pursuant to the terms of this Grant, then the Participant shall also forfeit the Dividend Equivalents, if any, accrued with respect to such forfeited RSUs. No interest will accrue on the Dividend Equivalents between the declaration and payment of the applicable dividends and the settlement of the Dividend Equivalents.
4.Settlement of RSUs. As soon as administratively practicable following the vesting of RSUs pursuant to Section 2, but in no event later than 30 days after such vesting date, the Company shall deliver to the Participant a number of shares of Stock equal to the number of RSUs subject to this Award. All shares of Stock issued hereunder shall be delivered either by delivering one or more certificates for such shares to the Participant or by entering such shares in book-entry form, as determined by the Committee in its sole discretion. The value of shares of Stock shall not bear any interest owing to the passage of time. Neither this Section 4 nor any action taken pursuant to or in accordance with this Grant shall be construed to create a trust or a funded or secured obligation of any kind.
5.Tax Withholding. To the extent that the receipt, vesting or settlement of this Award results in compensation income or wages to the Participant for federal, state, local and/or foreign tax purposes, the Participant shall make arrangements satisfactory to the Company for the satisfaction of obligations for the payment of withholding taxes and other tax obligations relating to this Award, which arrangements include the delivery of cash or cash equivalents, Stock (including previously owned Stock, net settlement, a broker-assisted sale, or other cashless withholding or reduction of the amount of shares otherwise issuable or delivered pursuant to this Award), other property, or any other legal consideration the Committee deems appropriate. If such tax obligations are satisfied through net settlement or the surrender of previously owned Stock, the maximum number of shares of Stock that may be so withheld (or surrendered) shall be the number of shares of Stock that have an aggregate Fair Market Value on the date of withholding or surrender equal to the aggregate amount of such tax liabilities determined based on the greatest withholding rates for federal, state, local and/or foreign tax purposes, including payroll taxes, that may be utilized without creating adverse accounting treatment for the Company with respect to this Award, as determined by the Committee. The Participant acknowledges that there may be adverse tax consequences upon the receipt, vesting or settlement of this Award or disposition of the underlying shares and that the Participant has been advised, and hereby is advised, to consult a tax advisor. The Participant represents that the Participant is in no manner relying on the Board, the Committee, the Company or an Affiliate or any of their respective managers, directors, officers, employees or authorized representatives (including, without limitation, attorneys, accountants, consultants, bankers, lenders, prospective lenders and financial representatives) for tax advice or an assessment of such tax consequences.
6.Non-Transferability.  During the lifetime of the Participant, the RSUs may not be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution, unless and until the shares of Stock underlying the RSUs have been issued, and all restrictions applicable to such shares have lapsed. Neither the RSUs nor any interest or right therein shall be liable for the debts, contracts or engagements of the Participant or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means, whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence.
7.Compliance with Applicable Law. Notwithstanding any provision of this Grant to the contrary, the issuance of shares of Stock hereunder will be subject to compliance with all applicable requirements of applicable law with respect to such securities and with the requirements of any stock exchange or market system upon which the Stock may then be listed. No shares of Stock will be issued hereunder if such issuance would constitute a violation of any applicable law or regulation or the requirements of any stock exchange or market system upon which the Stock may then be listed. In addition, shares of Stock will not be issued hereunder unless (a) a registration statement under the Securities Act is in effect at the time of such issuance with respect to the shares to be issued or (b) in the opinion of legal counsel to the Company, the shares to be issued are permitted to be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary for the lawful issuance and sale of any shares of Stock hereunder will relieve the Company of any liability in respect of the failure to issue such shares as to which such requisite authority has not been obtained. As a condition to any issuance of Stock hereunder, the Company may require the Participant to satisfy any requirements that may be necessary or appropriate to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect to such compliance as may be requested by the Company.
8.Legends. If a stock certificate is issued with respect to shares of Stock issued hereunder, such certificate shall bear such legend or legends as the Committee deems appropriate in order to reflect the restrictions set forth in this Grant and to ensure compliance with the terms and provisions of this Grant, the rules, regulations and other requirements of the SEC, any applicable laws or the requirements of any stock exchange on which the Stock is then listed. If the shares of Stock issued hereunder are held in book-entry form, then such entry will reflect that the shares are subject to the restrictions set forth in this Grant.
9.Rights as a Stockholder. The Participant shall have no rights as a stockholder of the Company with respect to any shares of Stock that may become deliverable hereunder unless and until the Participant has become the holder of record of such shares of Stock, and no adjustments shall be made for dividends in cash or other property, distributions or other rights in respect of any such shares of Stock, except as otherwise specifically provided for in the Plan or this Grant.
10.Execution of Receipts and Releases. Any issuance or transfer of shares of Stock or other property to the Participant or the Participant’s legal representative, heir, legatee or distributee, in accordance with this Grant shall be in full satisfaction of all claims of such person hereunder. As a condition precedent to such payment or issuance, the Company may require the Participant or the Participant’s legal representative, heir, legatee or distributee to execute (and not revoke within any time provided to do so) a release and receipt therefor in such form as it shall determine appropriate; provided, however, that any review period under such release will not modify the date of settlement with respect to vested RSUs.
11.No Right to Continued Employment, Service or Awards. Nothing in the adoption of the Plan, nor the award of the RSUs thereunder pursuant to the Grant Notice and these Terms and Conditions, shall confer upon the Participant the right to continued employment by, or a continued service relationship with, the Company or any Affiliate, or any other entity, or affect in any way the right of the Company or any such Affiliate, or any other entity to terminate such employment or other service relationship at any time. The grant of the RSUs is a one-time benefit and does not create any contractual or other right to receive a grant of Awards or benefits in lieu of Awards in the future. Any future Awards will be granted at the sole discretion of the Company.
12.Legal and Equitable Remedies. The Participant acknowledges that a violation or attempted breach of any of the term and conditions set forth herein will cause such damage as will be irreparable, the exact amount of which would be difficult to ascertain and for which there will be no adequate remedy at law, and accordingly, the Company and its Affiliates shall be entitled as a matter of right to an injunction issued by any court of competent jurisdiction, restraining the Participant or the affiliates, partners or agents of the Participant from such breach or attempted violation of such terms and conditions, as well as to recover from the Participant any and all costs and expenses sustained or incurred by the Company or any Affiliate in obtaining such an injunction, including, without limitation, reasonable attorneys' fees. No bond or other security shall be required in connection with such injunction. Any exercise of rights pursuant to this Section 12 shall be cumulative and in addition to any other remedies to which a party may be entitled.
13.Notices. All notices and other communications under this Grant shall be in writing and shall be delivered to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):
If to the Company, unless otherwise designated by the Company in a written notice to the Participant (or other holder):
Liberty Oilfield Services Inc.
Attn: Vice President and General Counsel

        950 17th Street, Suite 2400
        Denver, Colorado 80202
    If to the Participant, at the Participant’s last known address on filed with the Company.
Any notice that is delivered personally or by overnight courier or telecopier in the manner provided herein shall be deemed to have been duly given to the Participant when it is mailed by the Company or, if such notice is not mailed to the Participant, upon receipt by the Participant. Any notice that is addressed and mailed in the manner herein provided shall be conclusively presumed to have been given to the party to whom it is addressed at the close of business, local time of the recipient, on the fourth day after the day it is so placed in the mail.
14.Consent to Electronic Delivery. In lieu of receiving documents in paper format, the Participant agrees, to the fullest extent permitted by law, to accept electronic delivery of any documents that the Company may be required to deliver (including, but not limited to, prospectuses, prospectus supplements, grant or award notifications and agreements, account statements, annual and quarterly reports and all other forms of communications) in connection with this and any other Award made or offered by the Company. Electronic delivery may be via a Company electronic mail system or by reference to a location on a Company intranet to which the Participant has access.
15.Agreement to Furnish Information. The Participant agrees to furnish to the Company all information requested by the Company to enable it to comply with any reporting or other requirement imposed upon the Company by or under any applicable statute or regulation.
16.Entire Agreement; Amendment. This Grant constitutes the entire agreement of the parties with regard to the subject matter hereof, and contains all the covenants, promises, representations, warranties and agreements between the parties with respect to the RSUs granted hereby; provided¸ however, that the terms of this Grant shall not modify and shall be subject to the terms and conditions of any employment, consulting and/or severance agreement between the Company (or an Affiliate or other entity) and the Participant in effect as of the date a determination is to be made under this Grant. Without limiting the scope of the preceding sentence, except as provided therein, all prior understandings and agreements, if any, among the parties hereto relating to the subject matter hereof are hereby null and void and of no further force and effect. The Committee may, in its sole discretion, amend this Grant from time to time in any manner that is not inconsistent with the Plan; provided, however, that except as otherwise provided in the Plan or this Grant, any such amendment that materially reduces the rights of the Participant shall be effective only if it is in writing and signed by both the Participant and an authorized officer of the Company.
17.Severability and Waiver. If a court of competent jurisdiction determines that any provision of this Grant is invalid or unenforceable, then the invalidity or unenforceability of such provision shall not affect the validity or enforceability of any other provision of this Grant, and all other provisions shall remain in full force and effect. Waiver by any party of any breach of this Grant or failure to exercise any right hereunder shall not be deemed to be a waiver of any other breach or right. The failure of any party to take action by reason of such breach or to exercise any such right shall not deprive the party of the right to take action at any time while or after such breach or condition giving rise to such rights continues.
18.Clawback. Notwithstanding any provision in the Grant Notice, these Terms and Conditions or the Plan to the contrary, to the extent required by (a) applicable law, including, without limitation, the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, any SEC rule or any applicable securities exchange listing standards and/or (b) any policy that may be adopted or amended by the Board from time to time, all shares of Stock issued hereunder shall be subject to forfeiture, repurchase, recoupment and/or cancellation to the extent necessary to comply with such law(s) and/or policy.
19.Governing Law. This GRANT shall be governed by and construed in accordance with the laws of the State of DELAWARE applicable to contracts made and to be performed therein, exclusive of the conflict of laws provisions of DELAWARE LAW.
20.Successors and Assigns. The Company may assign any of its rights under this Grant without the Participant’s consent. This Grant will be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein and in the Plan, this Grant will be binding upon the Participant and the Participant's beneficiaries, executors, administrators and the person(s) to whom the RSUs may be transferred by will or the laws of descent or distribution.
21.Headings. Headings are for convenience only and are not deemed to be part of this Grant.
22.Section 409A. Notwithstanding anything herein or in the Plan to the contrary, the RSUs granted pursuant to this Grant are intended to be exempt from the applicable requirements of the Nonqualified Deferred Compensation Rules and shall be limited, construed and interpreted in accordance with such intent. Nevertheless, to the extent that the Committee determines that the RSUs may not be exempt from the Nonqualified Deferred Compensation Rules, then, if the Participant is deemed to be a “specified employee” within the meaning of the Nonqualified Deferred Compensation Rules, as determined by the Committee, at a time when the Participant becomes eligible for settlement of the RSUs upon his “separation from service” within the meaning of the Nonqualified Deferred Compensation Rules, then to the extent necessary to prevent any accelerated or additional tax under the Nonqualified Deferred Compensation Rules, such settlement will be delayed until the earlier of: (a) the date that is six months following the Participant’s separation from service and (b) the Participant’s death. Notwithstanding the foregoing, the Company and its Affiliates make no representations that the RSUs provided under this Grant are exempt from or compliant with the Nonqualified Deferred Compensation Rules and in no event shall the Company or any Affiliate be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by the Participant on account of non-compliance with the Nonqualified Deferred Compensation Rules.